Assumptions
100 PPC to Maturity
Triggers Failing
Defaults in addition to prepay
No advancing
100% severity
6 month lag

	Class	CDR	Cumulative Loss
Forward LIBOR	M8	6.549	14.287
Forward LIBOR + 100	M8	5.763	12.737